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                                                                     EXHIBIT 3.2

                     ARTICLES OF MERGER UNDER NRS CHAPTER 78

               1. Names. The names and places of incorporation of each constituent corporation are (i) JIM SAXTON, INC., a Nevada corporation ("Merging Corporation"); and (ii) SAXTON INCORPORATED, a Nevada corporation ("Surviving Corporation"). JIM SAXTON, INC. is the merging corporation hereunder, and SAXTON INCORPORATED is the surviving corporation hereunder.

               2. Board Adoption. A plan of merger in which Merging Corporation merges into Surviving Corporation has been adopted by the board of directors of each corporation pursuant to Sections 1 through 59 of Senate Bill No. 433, to be codified in Title 7 of Nevada Revised Statutes.

               3. Stockholder Approval. On December 26, 1995, the plan of merger was submitted and recommended by the board of directors of each corporation for approval by the stockholders of each corporation pursuant to law. The percentage of Surviving Corporation votes cast for the plan was 100%. The percentage of Merging Corporation votes cast for the plan was 100%.

               4. Plan of Merger. The complete executed plan of merger is on file at the registered office of Surviving Corporation. A copy of the plan of merger will be furnished by Surviving Corporation, on request and without cost, to any stockholder of any corporation which is a party to the merger.

               5. Effective Date. The merger shall be effective upon the later of (a) filing of these articles of merger with the Secretary of State, or
(b) December 31, 1995.




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                             SAXTON INCORPORATED, a Nevada corporation

                             By: /s/James C. Saxton
                                ------------------------------------------------
                                    James C. Saxton, President

                                    Date: December 26, 1995

                             By: /s/Dorothy J. Saxton
                                ------------------------------------------------
                                    Dorothy J. Saxton, Secretary

                                    Date: December 26, 1995

                             JIM SAXTON, INC., a Nevada corporation

                             By: /s/James C. Saxton
                                ------------------------------------------------
                                    James C. Saxton, President

                                    Date: December 26, 1995

                             By: /s/Dorothy J. Saxton
                                ------------------------------------------------
                                    Dorothy J. Saxton, Secretary

                                    Date: December 26, 1995


STATE OF NEVADA              )
                             : ss.      [SEAL]

COUNTY OF CLARK              )

        This instrument was acknowledged before me on this 28th day of December, 1995, by JAMES C. SAXTON as President of Jim Saxton,
Inc. and of Saxton Incorporated, and by DOROTHY J. SAXTON as
Secretary of Jim Saxton, Inc. and of Saxton Incorporated.


                                             /s/Sharon M. Bullock
                                             -------------------------
                                                   Notary Public



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